Exhibit 99.1

NEWS

NEWS

NEWS

4 Parkway North, Suite 400
Deerfield, IL 60015

Contact:	Charles A. Nekvasil
Director, Public and Investor Relations
847-405-2515 — CNekvasil@cfindustries.com

CF Industries Brings Second Ammonia Plant Back Into Production

At Medicine Hat, Alberta Nitrogen Complex

DEERFIELD, Illinois — (Business Wire) — March 17, 2008: CF Industries Holdings, Inc. (NYSE:CF) today reported that it had completed repairs and resumed full production at the No. 1 Ammonia Plant at its joint venture Medicine Hat Nitrogen Complex in Alberta.

The plant, one of two at the complex, had been down since late in February, when damage to internal components was discovered following a brief maintenance outage.  The No. 2 Ammonia Plant there was not affected and has continued operations.

Repairs were completed last week and start-up procedures began on Thursday, March 13.  The ammonia plant began production on Friday, March 14 and ramped up to capacity operations over the weekend.

CF Industries has a 66 percent economic interest in the Medicine Hat complex and receives approximately 66 percent of the complex’s output.

About CF Industries Holdings, Inc.

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products. CF Industries operates world-scale nitrogen fertilizer plants in Donaldsonville, Louisiana and Medicine Hat, Alberta, Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the midwestern United States.  The company also owns a 50 percent interest in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland.

Safe Harbor Statement

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws. All statements in this release, other than those relating to historical information or current condition, are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business; changes in global fertilizer supply and demand and its impact on the selling price of our products; the nature of our products as global commodities; intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; weather conditions; our inability to accurately predict seasonal demand for our products; the concentration of our sales with certain large customers; the impact of changing market conditions on our forward pricing program; the reliance of our operations on a limited number of key facilities; the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; unanticipated adverse consequences related to the expansion of our business associated with international operations and trading; expenditures on strategic initiatives; our inability to expand our business, including the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our inability to obtain or maintain required permits and governmental approvals; acts of terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; losses on our investments in securities; and loss of key members of management and professional staff; and the other risks and uncertainties included from time to time in our filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise any forward-looking statements.